DayStar Technologies Announces Adjournment of Annual Meeting

Santa Clara, CA, January 22, 2010 - DayStar Technologies, Inc. (Nasdaq: DSTI), a developer of solar photovoltaic products based on CIGS thin-film deposition technology, announced information today regarding its Annual Shareholders Meeting convened on January 20, 2010.

The Company greatly appreciates the participation of the shareholders who cast their votes in the earlier meetings. However, because of the lack of broker discretionary votes, the Company had to adjourn the meeting for lack of quorum.

The agenda for the adjourned meeting and the record date for the shareholders entitled to vote at that meeting will be publicly announced in the next few weeks. The Company will also file a new proxy statement, which will be mailed to shareholders as of the new record date. The Company encourages all shareholders to participate in the next shareholder meeting.

Shareholders who have additional questions or concerns about the adjourned meeting may use the contact information at the end of this press release.

About DayStar Technologies, Inc.

DayStar Technologies, Inc. is engaged in the development, manufacturing and marketing of solar photovoltaic products based upon CIGS thin film deposition technology. For more information, visit the DayStar website at www.daystartech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding DayStar's business that are not historical facts may be considered "forward-looking statements." The forward-looking statements in this news release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve substantial risks and uncertainties that could cause actual results and outcomes to be materially different. Forward-looking statements are based on management's current preliminary expectations and are subject to risks and uncertainties, which may cause DayStar's results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties are detailed in DayStar's annual report on Form 10-K for the year ended December 31, 2008 and quarterly report on Form 10-Q for the quarter ended September 30, 2009, and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. DayStar undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

DayStar Technologies, Inc.

A. Renée Sutton, Esq.

General Counsel

408/582.7100

investor@daystartech.com